Exhibit 107
Calculation of Filing Fee Tables
FORM F-3
(Form Type)

IONEER LTD
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation Rule(2)	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Ordinary Shares, no par value	Rule 457(o)	(1)	(1)	(1)(2)	$138.10 per $1,000,000	(3)	N/A	N/A	N/A	N/A
Fees to be Paid	Equity	Preference Shares, no par value	Rule 457(o)	(1)	(1)	(1)(2)	$138.10 per $1,000,000	(3)	N/A	N/A	N/A	N/A
Fees to be Paid	Other	Warrants	Rule 457(o)	(1)	(1)	(1)(2)	$138.10 per $1,000,000	(3)	N/A	N/A	N/A	N/A
Fees to be Paid	Other	Subscription Rights	Rule 457(o)	(1)	(1)	(1)(2)	$138.10 per $1,000,000	(3)	N/A	N/A	N/A	N/A
Fees to be Paid	Other	Units	Rule 457(o)	(1)	(1)	(1)(2)	$138.10 per $1,000,000	(3)	N/A	N/A	N/A	N/A
Fees to be Paid	Debt	Debt Securities	Rule 457(o)	(1)	(1)	(1)(2)	$138.10 per $1,000,000	(3)	N/A	N/A	N/A	N/A
Fees to be Paid	Unallocated (Universal) Shelf		Rule 457(o)	(1)	(1)	$300,000,000(1)(2)	$138.10 per $1,000,000	$41,430(3)	N/A	N/A	N/A	N/A
	Total Offering Amounts					$300,000,000		$41,430
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$41,430

(1)
There are being registered hereunder such indeterminate number of ordinary shares, preference shares, warrants, subscription rights and units and such indeterminate principal amount of debt securities as may be issued from time to time at indeterminate prices, with an aggregate initial offering price not to exceed $300,000,000. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions. Ordinary shares may be represented by American Depositary Shares.

(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Pursuant to Rule 457(o), the registration fee is calculated on the basis of the proposed maximum aggregate offering price of all securities listed in the table.

(3)	The registration fee has been calculated based on the proposed maximum aggregate offering price of $300,000,000 at the fee rate of $138.10 per $1,000,000.